THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

                                                                August 7, 1998

REDEEMABLE WARRANT TO PURCHASE               SHARES OF COMMON
STOCK OF INTERACTIVE ENTERTAINMENT STUDIO, INC.

         This certifies that ______________________ (the "Initial Holder" or the "Holder") or any subsequent holder of this Warrant (the "Holder"), for value received, is entitled, subject to the adjustment and to the other terms set forth below, to purchase from PTN Media, Inc., a Delaware corporation (the "Company"), _______ fully paid and nonassessable shares of the Company's common stock, par value $.001 per share (the "Common Stock") at a price of $4.00 per share (the "Stock Purchase Price"). This Warrant shall be exercisable at any time on or after the earlier of (i) the effective date (the "Effective Date") of a registration statement including the Company's securities, in connection with a public offering at a price of not less than $5.00 per share or (ii) January 1, 1999. The date that this Warrant first becomes exercisable is hereafter referred to as the "First Exercise Date." This Warrant shall not be exercisable later than 5:00 p.m. (New York Time) on the Expiration Date (as defined below). This Warrant shall be exercisable by the Holder's surrendering to the Company at its principal office at 313 North First Street, Ann Arbor, Michigan 48104,
Attention: President (or at such other location as the Company may advise Holder in writing) this Warrant properly endorsed with the form of Warrant Exercise attached hereto duly filled in and signed, and payment in cash, certified check, or cashier's check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Stock Purchase Price and, in some cases, the number of shares purchasable hereunder are subject to adjustment as provided in Section 4 of this Warrant. This Warrant and all rights hereunder, to the extent not exercised in the manner set forth herein shall terminate and become null and void on the Expiration Date. "Expiration Date" means 5:00 pm (New York time) on the fifth anniversary of the issue date of this Warrant, as first noted above. In the event that the Holder does not exercise this Warrant pursuant to the terms of this Warrant, then this Warrant shall expire, be canceled, and be null and void.

This Warrant is subject to the following terms and conditions:

1.       Exercise; Issuance of Certificates; Payment for Shares.

         This Warrant is exercisable at the option of the Holder at any time or from time to time but not earlier than on the First Exercise Date or later than 5:00 p.m. (New York Time) on the Expiration Date for all or a portion of the shares of Common Stock which may be purchased hereunder. The Company agrees that the shares of Common Stock purchased under this Warrant shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Common Stock so purchased, together with any other securities or property to which the Holder is entitled upon such exercise, shall be delivered to the Holder by the Company or its transfer agent at the Company's expense within a reasonable time after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Common Stock as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder. If, upon exercise of this Warrant, fewer than all of the shares of Common Stock evidenced by this Warrant are purchased prior to the Expiration Date of this Warrant, one or more new warrants substantially in the form of, and on the same terms as in, this Warrant will be issued for the remaining number of shares of Common Stock not purchased upon exercise of this Warrant.

2.       Shares to be Fully Paid; Reservation of Shares.

         The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of this Warrant (the "Warrant Shares") shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company covenants that it will reserve and keep available a sufficient number of shares of its authorized but unissued Common Stock for such exercise. The Company will take all such reasonable action as may be necessary to assure that the Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Common Stock may be listed.

3.       Redemption.

         3.1 Conditions for Redemption. By resolution of the Company's board of directors, the Company may redeem this Warrant at a price of $.05 per share of Common Stock exercisable hereunder (the "Redemption Price"), at any time after six months from the Effective Date, provided that the shares of Common Stock have been trading in the public market at $8.00 per share or more on each of the most recent twenty (20) consecutive trading days prior to the Company's notice to redeem this Warrant, and provided further that no underwriter has placed any restrictions on such redemption by the Company.

         3.2 Redemption Notice. The Company shall give notice of its election to redeem this Warrant by sending notice to the Holder at his or her address appearing on the books of the Company, pursuant to the requirements provided for notices in Section 9 hereafter, not less than thirty (30) days prior to the date designated as the date for such redemption (the "Redemption Date"). In order for any redemption to be effective hereunder, the Company shall be required to transmit the notice required herein within fifteen (15) days after any twenty (20) day period during which the conditions contained in subsection 3.1 hereof have been satisfied. The Company's failure to send such notice within fifteen (15) days after any such twenty (20) day period shall result in the loss of the Company's right of redemption with respect to that twenty (20) day period only.

         3.3 Warrant Exercise. The Holder may elect to exercise this Warrant for any number of shares exercisable hereunder, at any time prior to the Redemption Date pursuant to the terms and conditions contained in this Warrant.

         3.4 Surrender and Cancellation of Warrant. On and after the Redemption Date, the Holder shall be entitled to receive the Redemption Price, with respect to all shares which remain unexercised hereunder, upon presentation and surrender of this Warrant at the Company's offices, together with the transfer form attached thereto. From and after the Redemption Date (unless the Company defaults in providing payment of the Redemption Price), all rights of the Holder with respect to this Warrant shall cease, except for the right to receive the full Redemption Price, without interest, and this Warrant shall no longer be deemed to be outstanding.

4.       Adjustment of Stock Purchase Price and Number of Shares.

         The Stock Purchase Price and, in some cases, the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events described in this
Section 4.

         4.1 Split or Combination of Stock and Stock Dividend. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Stock Purchase Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced, and the number of shares issuable upon exercise of this Warrant shall be proportionately increased. Conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Stock Purchase Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares issuable upon exercise of this Warrant shall be proportionately reduced.

         4.2 Notice of Adjustment. Promptly after adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall be signed by the Company's President and shall state the effective date of the adjustment and the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         4.3 Notices.   If at any time:

                  (a) the Company shall declare any cash dividend upon its Common Stock;

                  (b) the Company shall declare any dividend upon its Common Stock payable in capital stock (other than a dividend payable solely in shares of Common Stock) or make any special dividend or other distribution to the holders of its Common Stock;

                  (c) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

                  (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by certified or registered mail, return receipt requested, postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company, (i) at least thirty (30) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up; (ii) at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation; merger, sale, dissolution, liquidation or winding-up, at least thirty (30) days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. If the registered Holder of this Warrant does not exercise this Warrant prior to the occurrence of an event described above, except as provided in Sections 4.1 and 4.4, the Holder shall not be entitled to receive the benefits accruing to existing holders of the Common Stock in such event.

         4.4 Changes in Stock. In case at any time following the date of issuance of this Warrant, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock) in which the previously outstanding Common Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation

Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Common Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such Holder would actually have been entitled as a stockholder upon the consummation of the Transaction if such Holder had exercised this Warrant immediately prior thereto. The provisions of this Section
4.4 shall similarly apply to successive Transactions.

5.       Issue Tax.

         The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

6.       No Voting or Dividend Rights; Limitation of Liability.

         Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for the adjustment to the Stock Purchase Price pursuant to
Section 4.1 in the event of a dividend on the Common Stock payable in shares of Common Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

7.       Restrictions on Transferability of Securities; Compliance With
Securities Act.

         7.1 Restrictions on Transferability. This Warrant and the Warrant Shares shall not be transferable in the absence of registration under the Securities Act of 1933, as amended (the "Act") or an exemption therefrom under said Act.

         7.2 Restrictive Legend. Each certificate representing the Warrant Shares or any other securities issued in respect of the Warrant Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF

EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE."

8.       Modification and Waiver.

         This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

9.       Notices.

         All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to be effective only if delivered by hand, or overnight courier, or mailed by prepaid registered or certified mail, return receipt requested, to the parties at their addresses set forth herein, or to such other address as each party may specify by written notice to the other from time to time in accordance with the terms of this Section 9. Such notices, requests, demands and other communications hereunder shall be deemed to have been duly given upon such personal delivery, on the next business day after being sent by overnight courier, or on the date three (3) business days after the date postmarked by the United States Post Office, as the case may be.

10.      Descriptive Headings and Governing Law.

         The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without giving effect to conflict of laws. The parties hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York County and the federal courts located in the Southern District of New York, with respect to any action or legal proceeding commenced by either party with respect to this Agreement. Each party irrevocably waives any objection it now has or hereafter may have respecting the venue of any such action or proceeding or the inconvenience of such forum, and each party consents to the service of process in any such action or proceeding in the manner set forth for the delivery of notices herein.

11.      Lost Warrants or Stock Certificate.

         The Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, and if requested, upon receipt of an indemnity bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

12.      Fractional Shares.

         No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share pay the Holder entitled to such fraction a sum in cash equal to the fair market value of any such fractional interest as it shall appear on the public market, or if there is no public market for such shares, then as shall be reasonably determined by the Company.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer, thereunto duly authorized as of this 7th day of August, 1998.

                                               PTN MEDIA, INC.

                                               By:
                                                   Peter Klamka
                                                   President

                            FORM OF WARRANT EXERCISE

                           (To be signed and delivered
                            upon exercise of Warrant)

[DATE]

PTN Media, Inc.
313 North First Street
Ann Arbor, Michigan 48104

Attention:  President

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _______________ shares of Common Stock, par value $.001 per share (the "Common Stock") of PTN Media, Inc. and subject to the following paragraph, herewith makes payment of __________ Dollars ($_______) therefor and requests that the certificates for such shares be issued in the name of, and delivered to, _________________ whose address is _____________________________.

         If the exercise of this Warrant is not covered by a registration statement effective under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned represents that:

                  (a) the undersigned is acquiring such Common Stock for investment for his or her own account, not as nominee or agent, and not with a view to the distribution thereof and the undersigned has not signed or otherwise arranged for the selling, granting any participation in, or otherwise distributing the same;

                  (b) the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's investment in the Common Stock;

                  (c) the undersigned has received all of the information the undersigned has requested from the Company and considers necessary or appropriate for deciding whether to purchase the shares of Common Stock;

                  (d) the undersigned has the ability to bear the economic risks of his or her prospective investment;

                  (e) the undersigned is able, without materially impairing his or her financial condition, to hold the shares of Common Stock for an indefinite period of time and to suffer complete loss on his investment,

                  (f) the undersigned understands and agrees that (i) he or she may be unable to readily liquidate his investment in the shares of Common Stock and that the shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the

         Securities Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Company is not required to register the same or to take any action or make such an exemption available except to the extent provided in the within Warrant and (ii) the exemption from registration under the Securities Act afforded by Rule 144 promulgated by the Securities and Exchange Commission ("Rule 144") depends upon the satisfaction of various conditions by the undersigned and the Company and that, if applicable, Rule 144 affords the basis for sales under certain circumstances in limited amounts, and that if such exemption is utilized by the undersigned, such conditions must be fully complied with by the undersigned and the Company, as required by Rule 144;

                  (g) the undersigned either (i) is familiar with the definition of and the undersigned is an "accredited investor" within the meaning of such term under Rule 501 of Regulation D promulgated under the Securities Act, or (ii) is providing representations and warranties reasonably satisfactory to the Company and its counsel, to the effect that the sale and issuance of Stock upon exercise of such Warrant may be made without registration under the Securities Act or any applicable state securities and Blue Sky laws; and

                  (h) the address set forth below is the true and correct address of the undersigned's residence.

DATED:
                                              ------------------------------
                                                         Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

--------------------------------
             Print Name

--------------------------------
              Address


                                       2